Exhibit 10.4

UNION ACQUISITION CORP. II

444 Madison Ave, 34th Floor

New York, NY 10022

October 17, 2019

UCG International Corp.

400 Madison Ave, Suite 11A

New York, NY 10017

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Union Acquisition Corp. II (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), UCG International Corp. shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time. In exchange therefor, the Company shall pay UCG International Corp. the aggregate sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. UCG International Corp. hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO as a result of this letter agreement (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, this letter agreement and will not seek recourse against the Trust Account with respect to this letter agreement for any reason whatsoever.

Very truly yours,

UNION ACQUISITION CORP. II

By:	/s/ Kyle P. Bransfield
	Name:	Kyle P. Bransfield
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

UCG INTERNATIONAL CORP.

By:	/s/ Juan Sartori
	Name:	Juan Sartori
Title: